Exhibit 10.1
FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND
SECOND AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT
     This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND SECOND AMENDED AND RESTATED GUARANTY OF PAYMENT OF DEBT (this “First Amendment”) is made and entered into this 4th day of March, 2010 (the “Effective Date”), by and among FOREST CITY RENTAL PROPERTIES CORPORATION, an Ohio corporation (the “Borrower”), FOREST CITY ENTERPRISES, INC., an Ohio corporation (the “Parent” or the “Guarantor”), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Agent”), PNC BANK NATIONAL ASSOCIATION, as Syndication Agent (the “Syndication Agent” and, together with the Agent, the “Agents”), BANK OF AMERICA, N.A., as Documentation Agent, and the banks party to the Credit Agreement (as hereinafter defined) as of the date hereof (collectively, the “Banks” and individually a “Bank”). Capitalized terms not otherwise defined herein shall have the respective meanings attributed to them in the Credit Agreement, as hereinafter defined and as amended by this First Amendment.
W I T N E S S E T H:
     WHEREAS, the Borrower, the Banks and the Agents have previously entered into that certain Second Amended and Restated Credit Agreement, dated as of January 29, 2010 (the “Credit Agreement”);
     WHEREAS, in connection with the Credit Agreement, the Parent made and entered into that certain Second Amended and Restated Guaranty of Payment of Debt in favor of the Agents and the Banks, dated as of January 29, 2010 (the “Guaranty”);
     WHEREAS, the Borrower, the Parent, the Banks and the Agents desire to make certain amendments to the Guaranty and the Credit Agreement to modify certain provisions thereof, subject to the terms and conditions contained herein; and
     WHEREAS, the Banks and the Agents are willing to enter into this First Amendment, on the terms and conditions set forth herein, and such terms and conditions are agreeable to the Borrower and to the Parent;
     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00), the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows:
     1. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement shall be amended as follows:
          (a) Amendments to Definitions. The definition of “Guaranty Default” in Article I of the Credit Agreement is deleted in its entirety. The phrase “[forty percent (40%)]” in the definition of “Change of Ownership Event” in Article I of the Credit Agreement is hereby deleted and replaced with “forty percent (40%)”. The following new definitions are inserted in Article I of the Credit Agreement in the appropriate alphabetical order:
          “First Amendment” shall mean that certain First Amendment to Second Amended and Restated Credit Agreement and Second Amended and Restated Guaranty of Payment of Debt dated as of March 4, 2010 by and among Borrower, Parent, Agent and the Banks party thereto.
          “First Amendment Effective Date” shall mean the “Effective Date” as defined in the First Amendment.
          “Preferred Equity” shall mean up to Three Hundred Million ($300,000,000) of Series A Cumulative Perpetual Convertible Preferred Stock issued on or about the First Amendment Effective Date, the terms of which are set forth in the Preferred Equity Documents.
          “Preferred Equity Designation” shall mean the Preferred Stock Designation of Series A Cumulative Perpetual Convertible Preferred Stock attached to the Certificate of Amendment by Directors to the Amended Articles of Incorporation of the Parent.
          “Preferred Equity Documents” shall mean the Preferred Equity Designation, together with any other documents, instruments or agreements governing the terms and conditions applicable to the Preferred Equity, as the same may be amended or modified from time to time in accordance with the terms of the First Amendment.
          “Preferred Equity Exchange” shall mean the exchange on or about the First Amendment Effective Date of any of the 2003 Senior Notes, the 2005 Senior Notes and/or the 2006 Puttable Senior Notes (and simultaneous Retirement thereof) in connection with the issuance by the Parent of the Preferred Equity.
          (b) Amendment to Section 2.02(b). Section 2.02(b) of the Credit Agreement shall be amended by deleting the last sentence of such Section in its entirety and replacing it with the following:
          “Furthermore, the Reserved Commitment shall also be reduced, on a dollar-for-dollar basis, to the extent any such Indebtedness is (i) refinanced or extended with the Agent’s approval (and/or, in connection with any such extension, the approval of the Required Banks as required by the Guaranty) in accordance with the terms and conditions set forth in this Agreement and the Guaranty or (ii) Retired pursuant to the Preferred Equity Exchange.”
          (c) Amendment to Section 7.05(e). Section 7.05(e) of the Credit Agreement shall be amended by deleting the reference to “fiscal quarter of the Borrower” in such Section and replacing it with “of the first three (3) quarter-annual fiscal periods of each fiscal year of the Borrower and within ninety (90) days (or ninety-five (95) days so long as the Parent shall not have reported an Event of Default under the Guaranty to the Securities and Exchange

Commission during such fiscal period or on its most recent filing with the Securities and Exchange Commission) after the end of each fiscal year of the Borrower”.
          (d) Amendment to Section 8.11. Section 8.11(a) of the Credit Agreement shall be amended by adding “or 8.03” immediately after the reference to “Section 8.02” in such Section.
     2. AMENDMENTS TO THE GUARANTY. The Guaranty shall be amended as follows:
          (a) Amendment to Definitions. The following new definition is inserted in Section 1 of the Guaranty in the appropriate alphabetical order:
          “Preferred Equity Hedge Transaction” shall mean the hedge transaction that may be entered into by the Guarantor in order to increase the effective conversion price at which the Preferred Equity is convertible into common shares of the Guarantor; provided the cost of obtaining such hedge transaction does not exceed Twenty Million Dollars ($20,000,000).
          (b) Amendments to Section 9.7. Section 9.7 of the Guaranty shall be amended as follows:
               (i) By deleting the reference to “fiscal quarter of the Guarantor” in clauses (f), (k) and (l) of such Section and replacing each with “of the first three (3) quarter-annual fiscal periods of each fiscal year of the Guarantor and within ninety (90) days (or ninety-five (95) days so long as the Guarantor shall not have reported an Event of Default under this Guaranty to the Securities and Exchange Commission during such fiscal period or on its most recent filing with the Securities and Exchange Commission) after the end of each fiscal year of the Guarantor”.
               (ii) By deleting the reference to “fiscal quarter of the Guarantor” in clause (g) of such Section and replacing it with “of the first three (3) quarter-annual fiscal periods of each fiscal year of the Guarantor and within one hundred-five (105) days (or one hundred-ten (110) days so long as the Guarantor shall not have reported an Event of Default under this Guaranty to the Securities and Exchange Commission during such fiscal period or on its most recent filing with the Securities and Exchange Commission) after the end of each fiscal year of the Guarantor”.
               (iii) By deleting the reference to “the end of each semi annual fiscal period of each fiscal year of the Guarantor (which end on January 31 and July 31 of each year)” in clause (h) of such Section and replacing it with “July 31 of each year and within ninety (90) days (or ninety-five (95) days so long as the Guarantor shall not have reported an Event of Default under this Guaranty to the Securities and Exchange Commission during such fiscal period or on its most recent filing with the Securities and Exchange Commission) after January 31 of each year”.
          (c) Amendment to Section 9.8. Section 9.8 of the Guaranty shall be amended by adding the following clause (f) to the end thereof:

          “(f) Notwithstanding the foregoing, the Guarantor may utilize Cash Sources for purposes of (i) making cash payments to holders of the Preferred Equity in lieu of issuing fractional shares of its Class A Common Stock, to the extent such cash payments are permitted by Section 9.13(a) hereof, (ii) purchasing shares of Class A Common Stock, to the extent permitted by Section 9.13(a) hereof, (iii) paying Dividends on the Preferred Equity to the extent permitted by Section 9.13(c) hereof and (iv) paying the costs and expenses of entering into the Preferred Equity Hedge Transaction (provided that the costs and expenses of entering into the Preferred Equity Hedge Transaction shall be paid out of Cash Sources previously allocated to the Discretionary Bucket, and the amount available under the Discretionary Bucket shall be reduced accordingly).”
          (d) Amendment to Section 9.9. Section 9.9(c) of the Guaranty shall be amended by deleting the reference to “Fiscal Quarterly Date” in such Section and replacing it with “of the first three (3) quarter-annual fiscal periods of each fiscal year of the Guarantor and within ninety (90) days (or ninety-five (95) days so long as the Guarantor shall not have reported an Event of Default under this Guaranty to the Securities and Exchange Commission during such fiscal period or on its most recent filing with the Securities and Exchange Commission) after the end of each fiscal year of the Guarantor”.
          (e) Amendment to Section 9.10(h). Section 9.10(h)(iv) and (v) of the Guaranty shall be amended by adding the following to the end thereof:
          “, less the aggregate principal amount of any such Senior Notes Retired in connection with the Preferred Equity Exchange”
          (f) Amendment to Section 9.10(i). Section 9.10(i) of the Guaranty shall be amended by deleting it in its entirety and replacing it with the following:
          “(i) any Indebtedness or obligations of the Guarantor under the Preferred Equity Hedge Transaction; provided, that:
          (i) the Indebtedness represented by the Preferred Equity Hedge Transaction shall be unsecured, pari passu with the Guarantor’s obligations under this Guaranty and structurally subordinate to the Debt; and
          (ii) the terms and conditions of the Preferred Equity Hedge Transaction shall not be amended or modified without the prior written consent of the Required Banks,”
          (g) Amendment to Section 9.13. Section 9.13 of the Guaranty shall be amended by (x) deleting clauses (a) and (c) thereof in their entirety and replacing them with the following new clauses (a) and (c), and (y) adding the following new clause (g) to the end of said Section:

          “(a) The Guarantor will not directly or indirectly purchase, acquire, redeem or retire, or make any cash payment upon the conversion of, any shares of its Capital Stock at any time outstanding or set aside funds for any such purpose, except that, so long as no Event of Default or violation of Section 9.14 hereof shall have occurred or will result after giving effect thereto, and so long as the Debt remains outstanding, Guarantor shall be permitted to (i) purchase shares of its Class A Common Stock, in an amount not to exceed Four Million Dollars ($4,000,000) in the aggregate unless the prior written approval of the Administrative Agent is obtained, such purchases to be made solely for purposes of covering employees’ minimum statutory tax withholding requirement in connection with the vesting of restricted stock granted under the Guarantor’s 1994 Stock Plan, as amended, and only as the need to pay such minimum statutory tax withholding requirement arises and (ii) make, and set aside funds for purposes of making, cash payments to the holders of the Preferred Equity in lieu of issuing fractional shares of its Class A Common Stock in connection with the exercise of conversion rights by such holders of the Preferred Equity in accordance with the terms thereof.”
          “(c) The Guarantor will not directly or indirectly declare or pay (or set aside any funds to pay) any Dividends; provided that so long as no Event of Default has occurred and is continuing or would occur as a result, the Guarantor may pay (i) accrued and unpaid Dividends with respect to the outstanding Preferred Equity (and set aside funds for such purpose) at a rate not to exceed seven percent (7.0%) annually and (ii) an amount equal to the total value of Dividends that would have accrued and become payable on the outstanding Preferred Equity in connection with the Guarantor’s election to convert its Preferred Equity to Class A Common Stock pursuant to clause 5(m)(vi) of the Preferred Equity Designation.”
          “(g) The Guarantor shall not make, or set aside any funds for purposes of making, any cash payments with respect to the Preferred Equity other than payments specifically permitted by subclause (a)(ii) and clause (c) of this Section 9.13.”
     3. AMENDMENTS TO THE NOTES. The Notes shall be amended as follows:
          (a) The reference to “June 6, 2007” in the third paragraph of the Revolving Loan Note issued to KeyBank National Association under the Credit Agreement in the amount of $50,000,000.00 is hereby deleted and a reference to “February 19, 2008” is inserted in lieu thereof.
          (b) The reference to “June 6, 2007” in the third paragraph of the Revolving Loan Note issued to PNC Bank, National Association under the Credit Agreement in the amount of $50,000,000.00 is hereby deleted and a reference to “February 19, 2008” is inserted in lieu thereof and the reference to “the Holder” in said paragraph is hereby deleted and a reference to “National City Bank” is inserted in lieu thereof.
          (c) The reference to “June 6, 2007” in the third paragraph of the Revolving Loan Note issued to RBS Citizens, N.A. d/b/a Charter One under the Credit Agreement in the amount of $32,000,000.00 is hereby deleted and a reference to “January 31, 2008” is inserted in lieu thereof.
          (d) The reference to “June 6, 2007” in the third paragraph of the Revolving Loan Note issued to Manufacturers and Traders Trust Company under the Credit Agreement in the amount of $32,000,000.00 is hereby deleted and a reference to “December 20, 2007” is inserted in lieu thereof.
          (e) The reference to “June 6, 2007” in the third paragraph of the Revolving Loan Note issued to Calyon New York Branch under the Credit Agreement in the amount of $28,000,000.00 is hereby deleted and a reference to “February 19, 2008” is inserted in lieu thereof. Further, due to a recent name change, the reference to “Calyon New York Branch” in the Revolving Loan Note and in Exhibit A to the Credit Agreement is hereby deleted and a reference to “Crédit Agricole Corporate & Investment Bank” is inserted in lieu thereof.
          (f) The reference to “June 6, 2007” in the third paragraph of the Revolving Loan Note issued to The Huntington National Bank under the Credit Agreement in the amount of $40,000,000.00 is hereby deleted and a reference to “December 20, 2007” is inserted in lieu thereof, and the reference to the Original Note in said paragraph is hereby deemed to be a reference to both Revolving Loan Notes dated December 20, 2007 and issued to The Huntington National Bank under the 2007 Credit Agreement.
          (g) The reference to “June 6, 2007” in the third paragraph of the Revolving Loan Note issued to Fifth Third Bank under the Credit Agreement in the amount of $34,000,000.00 is hereby deleted and a reference to “December 20, 2007” is inserted in lieu thereof.
     4. PREFERRED EQUITY.
          (a) In connection with the issuance of the Preferred Equity (i) all proceeds received by the Parent upon such issuance, less any costs and expenses (other than the costs and expenses of entering into the Preferred Equity Hedge Transaction) of issuance of the Preferred Equity, shall be deemed External Capital and (ii) the Agent has been notified, pursuant to Section 7.05(h) of the Credit Agreement, of the terms applicable to the exchange (and simultaneous Retirement) of the 2006 Puttable Senior Notes in connection with the issuance of the Preferred Equity.
          (b) The Guarantor represents and warrants to the Agents and the Banks that attached to this First Amendment as Exhibit “A” is a true, correct and complete copy of the Preferred Equity Designation, which sets forth all terms and conditions applicable to the Preferred Stock as of the date hereof.

          (c) None of the Preferred Equity Documents shall be amended or modified (i) to increase the rate of Dividends payable on the Preferred Equity or to provide for payment of such Dividends more frequently than quarterly, if and when declared by the Board of Directors of the Parent, (ii) to alter the calculation of the conversion price or the conversion rate applicable to the Preferred Equity to make either such calculation less favorable to the Guarantor, (iii) to provide for any additional or more favorable voting rights (including the ability to elect or nominate board members) of the holders of the Preferred Equity or (iv) to modify any redemption provisions contained in the Preferred Equity Documents, including adding additional redemption provisions, without the prior written consent of the Agent.
     5. REPRESENTATIONS AND WARRANTIES. Each of the Borrower and the Parent represents and warrants to the Agents and each of the Banks as follows:
          (a) INCORPORATION OF REPRESENTATIONS AND WARRANTIES. Each and every representation and warranty made by the Borrower in Article IX of the Credit Agreement and by the Parent in Section 7 of the Guaranty is incorporated herein as if fully rewritten herein at length and is true, correct and complete as of the date hereof.
          (b) REQUISITE AUTHORITY. Each of the Borrower and the Parent has all requisite power and authority to execute and deliver and to perform its obligations in respect of this First Amendment and each and every other agreement, certificate, or document required by or delivered contemporaneously with this First Amendment. Each of the Borrower and the Parent has all requisite power and authority to perform its obligations under the Credit Agreement and the Guaranty, as applicable, as amended by this First Amendment.
          (c) DUE AUTHORIZATION; VALIDITY. Each of the Borrower and the Parent has taken all necessary action to authorize the execution, delivery, and performance by it of this First Amendment and every other instrument, document, and certificate relating hereto or delivered contemporaneously herewith and to authorize the performance of the Credit Agreement and the Guaranty, in each case as amended by this First Amendment. This First Amendment and each other document and agreement delivered contemporaneously herewith has been duly executed and delivered by the Borrower and the Parent and each of this First Amendment and the Credit Agreement and the Guaranty, each as amended by this First Amendment, is the legal, valid, and binding obligation of each of the Borrower and the Parent, enforceable against each of them in accordance with its respective terms.
          (d) NO CONSENT. No consent, approval, or authorization of, or registration with, any governmental authority or other Person is required in connection with the execution, delivery and performance by the Borrower or the Parent of this First Amendment or any other instrument, document, and certificate relating hereto or delivered contemporaneously herewith and the transactions contemplated hereby or thereby or in connection with the performance of the Credit Agreement and the Guaranty, in each case as amended by this First Amendment.
          (e) NO DEFAULTS. After giving effect to this First Amendment, no event has occurred and no condition exists which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default or Possible Default.

          (f) NO CONFLICTS; NO CREATION OF LIENS. Neither the execution and delivery of this First Amendment nor the performance by the Borrower and the Parent of their respective obligations under this First Amendment or the Credit Agreement or the Guaranty, in each case as amended by this First Amendment, will violate the provisions of any applicable law or of any applicable order or regulations of any governmental authority having jurisdiction over the Parent or the Borrower or any of its Subsidiaries, or will conflict with the organizational documents of the Parent or the Borrower or any of their material permits, licenses or authorizations, or will conflict with or result in a breach of any of the terms, conditions or provisions of any restriction or of any agreement or instrument to which the Parent or the Borrower is now a party, or will constitute a default thereunder, or will result in the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries.
     6. CONDITIONS TO EFFECTIVENESS OF FIRST AMENDMENT.
          (a) CLOSING CONDITIONS. Except as otherwise expressly provided in this First Amendment, prior to or concurrently with the Closing Date (as hereinafter defined), and as conditions precedent to the effectiveness of the amendments and consents provided for herein, the following actions shall be taken, all in form and substance satisfactory to the Agent and its counsel:
               (i) AMENDMENT. The Agent shall have received counterparts of this First Amendment, executed and delivered by the Borrower, the Parent, the Agents, and the Required Banks.
               (ii) AMENDMENT FEE. The Agent shall have received, for the account of each Bank which has executed and delivered this First Amendment on or before the Closing Date, an amendment fee in the amount of $20,000.00 for each such Bank.
               (iii) PAYMENT OF EXPENSES. On or before the Closing Date, the Borrower shall have paid to the Agents all costs, fees and expenses incurred by them through the Closing Date in the preparation, negotiation and execution of this First Amendment (including, without limitation, the reasonable legal fees and expenses of McKenna Long & Aldridge LLP).
          (b) DEFINITION. The “Closing Date” shall mean the date this First Amendment is executed and delivered by the Borrower, the Parent, the Required Banks and the Agents and all the conditions set forth in subsection (a) of this Section 6 have been satisfied or, in the case of subsection (a)(iii) above only, waived in writing by the Agent.
     7. NO WAIVER. Except as otherwise expressly provided herein, the execution and delivery of this First Amendment by the Agents and the Banks shall not (a) constitute a waiver or release of any obligation or liability of the Borrower under the Credit Agreement, or the Parent under the Guaranty, in each case as in effect prior to the effectiveness of this First Amendment or as amended hereby, (b) waive or release any Event of Default or Possible Default existing at any time, (c) give rise to any obligation on the part of the Agents and the Banks to extend, modify or waive any term or condition in the Credit Agreement, the Guaranty or any of the other Related Writings or consent to any transaction or event, or (d) give rise to any defenses or counterclaims to the right of the Agents and the Banks to compel payment of the Debt or to otherwise enforce their rights and remedies under the Credit Agreement, the Guaranty or any other Related Writing.
     8. EFFECT ON OTHER PROVISIONS. Except as expressly amended by this First Amendment, all provisions of the Credit Agreement and the Guaranty continue unchanged and in full force and effect and are hereby confirmed and ratified. All provisions of the Credit Agreement and the Guaranty shall be applicable to this First Amendment. Nothing in this First Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of the Borrower and the Parent under the Credit Agreement, the Guaranty or any of the other Related Writings. Parent hereby acknowledges that it consents to this First Amendment and each and every other agreement, certificate, or document required by or delivered contemporaneously with this First Amendment and confirms and agrees that the Guaranty, as amended to the date hereof, is and shall remain in full force and effect with respect to the Credit Agreement as in effect prior to, and from and after, the amendment thereof pursuant to this First Amendment.
     9. EXECUTION IN COUNTERPARTS. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this First Amendment by telecopier or .pdf file shall be effective as delivery of a manually executed counterpart of this First Amendment.
     10. GOVERNING LAW. This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Ohio, without regard to its principles of conflict of laws.
     11. JURY TRIAL WAIVER. THE BORROWER, THE PARENT, THE AGENTS AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, THE PARENT, THE AGENTS AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE CREDIT AGREEMENT, THE GUARANTY, THIS FIRST AMENDMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS FIRST AMENDMENT SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK’S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE BORROWER, THE PARENT AND THE BANKS, OR ANY THEREOF.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered as of the date set forth above, each by an officer thereunto duly authorized.

FOREST CITY RENTAL PROPERTIES CORPORATION
By:	/s/ Robert G. O’Brien
	Name:	Robert G. O’Brien
	Title:	Executive Vice President

FOREST CITY ENTERPRISES, INC.
By:	/s/ Robert G. O’Brien
	Name:	Robert G. O’Brien
	Title:	Chief Financial Officer and Executive Vice President

KEY BANK NATIONAL ASSOCIATION, individually and as Agent
By:	/s/ Joshua K. Mayers
	Name:	Joshua K. Mayers
	Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION, individually and as Syndication Agent
By:	/s/ John E. Wilgus, II
	Name:	John E. Wilgus, II
	Title:	Senior Vice President

BANK OF AMERICA, N.A., individually and as Documentation Agent
By:	/s/ Michael Pomposelli
	Name:	Michael Pomposelli
	Title:	Senior Vice President

THE HUNTINGTON NATIONAL BANK
By:	/s/ Michael L. Kauffman
	Name:	Michael L. Kauffman
	Title:	Senior Vice President

U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Dennis J. Redpath
	Name:	Dennis J. Redpath
	Title:	Senior Vice President

FIFTH THIRD BANK
By:	/s/ Tim Pace
	Name:	Tim Pace
	Title:	Vice President

MANUFACTURERS AND TRADERS TRUST COMPANY
By:	/s/ David Ladori
	Name:	David Ladori
	Title:	Vice President

RBS CITIZENS, N.A. dba Charter One
By:	/s/ Andrew Romanosky
	Name:	Andrew Romanosky
	Title:	Vice President

WACHOVIA BANK, N.A.
By:	/s/ William F. Carmody
	Name:	William F. Carmody
	Title:	Managing Director

THE BANK OF NEW YORK MELLON
By:	/s/ Kenneth McDonnell
	Name:	Kenneth McDonnell
	Title:	Managing Director

CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK
By:	/s/ John A. Wain
	Name:	John A. Wain
	Title:	Managing Director

By:	/s/ Paul T. Ragusin
	Name:	Paul T. Ragusin
	Title:	Director

BARCLAYS BANK PLC
By:	/s/ Craig J. Malloy
	Name:	Craig J. Malloy
	Title:	Director

BMO CAPITAL MARKETS FINANCING, INC.
By:	/s/ David J. Bechstein
	Name:	David J. Bechstein
	Title:	Vice President

COMERICA BANK
By:	/s/ Thomas W. Million
	Name:	Thomas W. Million
	Title:	Vice President

FIRSTMERIT BANK, N.A.
By:	/s/ Robert G. Morlan
	Name:	Robert G. Morlan
	Title:	Senior Vice President

EXHIBIT “A”
(Preferred Equity Designation)
The Preferred Stock Designation is attached as Exhibit 3.1 to this Form 8-K filing.